AGREEMENT ("Modification  Agreement"),  modifying the agreement dated April
2, 2002 (the "Agreement"), as modified by an agreement dated April 4, 2002 (hereinafter collectively referred to as the "Agreement"), among RMS Titanic, Inc. (hereinafter called "Seller"), a Florida corporation, ARGOSY INTERNATIONAL, LTD. (hereinafter called "Purchaser"), a Grand Turks and Caicos Islands corporation, GRAHAM JESSOP (hereinafter called "Jessop"), an individual whose address is Grand Turks and Caicos Islands and DANEPATH, LTD. (hereinafter called the "Corporation"), a United Kingdom corporation.

                              W I T N E S S E T H :

     WHEREAS, pursuant to the Agreement, Seller sold the issued and outstanding shares of the Corporation to Purchaser; and

     WHEREAS, the parties to the Agreement desire to modify the terms and provisions of the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

     FIRST: The provisions of paragraph 2 of the Agreement are hereby deleted and of no further force and effect, except that the parties hereto acknowledge that Purchaser has paid Seller $100,000 on signing of the Agreement, to wit, April 2, 2002. Paragraph 2 of the Agreement shall read as follows:

     2. Modified Purchase Price. Subject to the terms and conditions of this Agreement in reliance on the representations, warranties and agreements of Seller contained herein, and in further consideration of the sale, assignment and delivery of the Shares, in full payment thereof, Purchaser agrees and does hereby pay to Seller and Seller agrees to and does hereby accept the aggregate sum of ONE MILLION FIVE HUNDRED THOUSAND ($U.S.1,500,000) U.S. DOLLARS (the "Purchase Price"). Payment of the Purchase Price shall be paid as follows:

     (a) ONE HUNDRED THOUSAND ($U.S.100,000) U.S. DOLLARS has been paid on signing of the Agreement on April 2, 2002; and

     (b) The balance after taking into account paragraph THIRD of this Modification Agreement the sum of ONE MILLION ONE HUNDRED SIXTY THOUSAND ($U.S.1,160,000) U.S. DOLLARS; and

     (c) The balance of ONE MILLION FOUR HUNDRED THOUSAND ($U.S.1,400,000) U.S. DOLLARS shall be paid in full six months from the date hereof, to wit,

     October 2, 2002 and the balance shall bear interest at the rate of 8% per annum, and shall be paid together with the payment of the balance. If the principal balance is not paid, interest shall accrue at the rate of 12% per annum.

          SECOND: The provisions of subparagraph (b) of paragraph 2 are hereby deleted and of no further force and effect.

          THIRD: The provisions of paragraph 8 of the Agreement are hereby deleted and of no further force and effect and the following shall be substituted:

     8. The Corporation's Debt. The Seller owes the Corporation $240,000. Said amount shall be paid as follows:

     (a) On the payment of the balance of the Purchase Price six months from the date hereof, Purchaser shall pay on behalf of Seller the sum of $200,000. The Corporation acknowledges that Seller has no further obligation to it for said $200,000 payment. Said amount shall be deemed a credit of the Purchaser; and

     (b) The remaining $40,000 shall be paid by reducing the remaining outstanding principal balance of $1,200,000 to $1,160,000.

          FOURTH: The provisions of paragraph 9 of the Agreement are hereby deleted and are of no further force and effect.

          FIFTH: (a) Except as modified herein, Agreement is in full force and effect.

          (b) The purchase stock pledge agreement and the mortgage referred to in paragraph 7 of the Agreement is in full force and effect, except that the mortgage and the purchase stock pledge agreement is secured by $1,400,000, before taking into account the provisions of paragraph THIRD of this Modification Agreement, together with unpaid interest as well as any costs and expenses, all referred to in the respective mortgage and the purchase stock pledge agreement.

          SIXTH: Miscellaneous.

     (a) Entire Agreement. This Modification Agreement is the entire understanding between the parties hereto. Neither of the parties hereto has made any representation, warranty, promise, covenant or undertaking other than set forth herein.

     (b) Waiver and Modification. Neither the Seller nor Purchaser may waive any of the provisions of this Modification Agreement unless in writing or modify any provisions of the Agreement. This Modification Agreement shall not be modified, changed or terminated, except in writing, signed by the party against whom such modification, change or termination is sought to be enforced.

     (c) Payment of Fees and Expenses. Each party hereto shall pay all fees and expenses of such party's respective counsel, accountants, and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, except that the Seller shall pay all of Purchaser's legal fees and expenses with respect to the negotiation, preparation and closing of this Agreement.

     (d) Remedies. Nothing contained herein is intended to or shall be construed to limit the remedies which either party may have against the other in the event of a breach of or default under this Modification Agreement, it being intended that any remedies shall be cumulative and not exclusive.

     (e) Cooperation. Seller and Purchaser shall cooperate in connection with the transactions contemplated herein.

     (f) Notices. All notices, requests and other communications shall be deemed duly given if mailed, postage prepaid, registered or certified, return receipt requested, addressed to the parties below as follows or telecopied to the parties at their fax numbers set forth below:

                           If to Seller:
                           3340 Peachtree Road
                           Suite 1225
                           Atlanta, Georgia 30326

                           If to Purchaser:

                           P.O. Box 260
                           Providenciales
                           Turks and Caicos Islands, B.W.I.

or to such other address or fax number as either party may give by appropriate notice.

     (g)   Counterpart.   This   Modification   Agreement  may  be  executed  in
counterpart.

     (h) Governing Law. This Modification Agreement shall be governed by the laws of the State of Georgia with respect to agreements wholly executed and performed in such state.

     (i) Headings. The headings of this Modification Agreement or any sections hereof are inserted only for the purpose of convenient reference, and it is recognized that they may not accurately or adequately described the contents of the sections which they head. Such headings shall not be deemed to limit, cover, or in any way affect the scope, meaning or intent of this Agreement or any part hereof, nor shall they otherwise be given any legal effect.

     IN WITNESS WHEREOF, the parties have executed this Modification Agreement this 1st day of June, 2002.

                                            RMS TITANIC, INC.


                                            By
                                              --------------------------------


                                            ARGOSY INTERNATIONAL, LTD.



                                            By
                                            ----------------------------------


                                            DANEPATH, LTD.



                                            By
                                            ----------------------------------

                                           GRAHAM JESSOP, an Individual